EX-99.906CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2016 of the Praxis Mutual Funds (the “Registrant”).

Chad Horning, President, and Trent Statczar, Treasurer of the Praxis Mutual Funds (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Chief Executive Officer	Treasurer, Chief Financial Officer
Praxis Mutual Funds	Praxis Mutual Funds

/s/ Chad Horning	/s/ Trent Statczar
Chad Horning	Trent Statczar
Date: March 3, 2017	Date: March 3, 2017

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.